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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) January 10, 1997


                                KIDS MART, INC.

             (Exact name of registrant as specified in its charter)



           FLORIDA                    0-21910                 65-0406710
(State or other jurisdiction        (Commission            (I.R.S. Employer
  of incorporation)                  File Number)          Identification No.)



         801 SENTOUS AVENUE, CITY OF INDUSTRY, CALIFORNIA        91748
             (Address of principal executive offices)          (Zip code)


              Registrant's telephone number, including area code:
                                 (818) 854-3166


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Item 3. Bankruptcy or Receivership

        On January 10, 1997 (the "Filing Date"), Kids Mart, Inc., its wholly-owned subsidiary LFS Acquisition Corp. and its wholly-owned subsidiary Holtzman's Little Folk Shop, Inc. (collectively, the "Debtors") each filed a petition under chapter 11 of the Bankruptcy Code in the United States District Court for the District of Delaware (the "Bankruptcy Court"). The Debtors' chapter 11 cases are being jointly administered under Case no. 97-42 under the names In re LFS Acquisition Corp., In re Kids Mart, Inc., and In re Holtzman's Little Folk Shop, Inc. On the Filing Date, the Debtors were continued in the management and operation of their businesses and properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Debtors' chapter 11 cases.

        No plan of reorganization, arrangement or liquidation has been filed with the Bankruptcy Court. By Order dated January 24, 1997, the Bankruptcy Court authorized the Debtors to, interalia, conduct going out of business sales (the "GOB Sales") at thirty-one (31) of their stores, authorized the closing of such thirty-one (31) stores at the conclusion of such sales, and authorized the closing of the Debtors' approximately 110 remaining stores which are not conducting the GOB Sales.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        KIDS MART, INC.



Date:  January 27, 1997                 By:    /s/  BERNARD TESSLER
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                                                    Bernard Tessler
                                            President and Chief Executive
                                                    Officer







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